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                    EXHIBIT 21 - SUBSIDIARIES OF THE COMPANY
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                                                                   BANCINSURANCE
                                                                    CORPORATION
                                                   ----------------------------------------------

----------------------   -------------------------------     -----------------------------   -----------------------------
         100%                         100%                              100%                          100%
OHIO INDEMNITY COMPANY   PAUL BOARDWAY & ASSOCIATES, INC.         BCIS SERVICES, INC.             CUSTOM TITLE
(An Insurance Company)        (An Insurance Agency)          (A Cost Containment Provider)   (A Title Lien Search Company)
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                BANCINSURANCE
                 CORPORATION
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              100%
      BIC MANAGEMENT, INC.
 (A Cost Containment Provider)
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